SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2015

The Priceline Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2015, the Board of Directors of The Priceline Group Inc. (the "Company") amended and restated the Company's By-Laws to amend the Company's proxy access by-law.

The new amendments: (1) make clear that the 500-word limit to the statement by a nominating stockholder in support of its nominees applies separately to each nominee (and is not a 500-word limit in the aggregate with respect to all such nominees); (2) lengthen the time by which loaned shares can be recovered in order to count toward the 3% minimum ownership threshold required of nominating stockholders from 3 business days to 5 business days; and (3) remove the requirement that a nominating stockholder state an affirmative intention to hold such minimum share amount for at least a year and replace it with a requirement that the nominating stockholder simply provide a statement as to its intention with respect to holding the shares following the relevant stockholder meeting.

The foregoing description of the amended and restated By-Laws is a summary only and is qualified in its entirety by reference to the amended and restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated By-Laws of The Priceline Group Inc., dated as of November 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRICELINE GROUP INC.

By:	/s/ Peter J. Millones
Name: Peter J. Millones
Title: Executive Vice President, General Counsel and Secretary

Date:  November 9, 2015

EXHIBIT INDEX

Exhibit

3.1	Amended and Restated By-Laws of The Priceline Group Inc., dated as of November 4, 2015.